Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
Francis J. Leto, EVP
610-581-4730
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Completes Acquisition of the Private Wealth

Management Group of the Hershey Trust Company Increasing Wealth Assets by more than 30.0%

BRYN MAWR, Pa., May 27, 2011 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced the completion of its previously announced acquisition of the Private Wealth Management Group (PWMG) of the Hershey Trust Company. The acquisition increases Bryn Mawr Trust’s Wealth Management Division assets under management by approximately $1.1 billion. “We are excited to be establishing a substantial presence in the Hershey market. Growing wealth management assets is a significant component of our strategic initiative”, said Ted Peters, Chairman and CEO of Bryn Mawr Trust.

Francis J. Leto, EVP and head of the Wealth Management Division at Bryn Mawr Trust added, “I think this acquisition represents a great opportunity for everyone involved, clients will benefit from our expanded line of products and services, Bryn Mawr Trust enters into an important new market and we have a great group of professionals joining our team. In the last few months I have been introduced to many of the PWMG clients and I look forward to working with them and our new team members.”

Consideration included a combination of stock and cash, with the transaction being valued at approximately $18.25 million. The total amount paid at closing was $14.65 million, with $6.5 million in stock, representing 322,101 shares, and $8.2 million in cash. The balance, subject to certain conditions, will be paid over the next 15 months. For a complete description of the transaction please review our filings with the Securities and Exchange Commission, which is available on our website www.bmtc.com.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project” ,”are optimistic” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisition of First Keystone Financial, Inc. and First Keystone Bank and the acquisition of the Private Wealth Management Group of the Hershey Trust Company; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

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